Company Profile

Lake Shore Bancorp, Inc. is the mid-tier holding company of Lake Shore Savings Bank, a mission-driven community institution dedicated to serving the financial needs of consumers and businesses within the Bank's Western New York market area. The Company's common stock is traded on the NASDAQ Global Market as "LSBK" and its 5.9 million outstanding shares, including 3.6 million mutual holding company (MHC) shares, had a "market cap" of approximately $81.2 million on December 31, 2014. Lake Shore Savings Bank is dedicated to serving the financial needs of consumers and businesses in Western New York, which it has been doing for more than 123 years. The Bank had total assets of $487.5 million and total deposits of $386.9 million at the end of 2014. Lake Shore is focused on providing high-quality, personal customer service through its 11 full-service branches and 18 ATMs that are located throughout Chautauqua and Erie counties. Headquartered in Dunkirk, New York, Lake Shore has retail locations in Dunkirk, Fredonia, Jamestown, Lakewood, Westfield, Depew, East Amherst, Hamburg, Kenmore, Orchard Park and Snyder, where it offers a broad range of retail and commercial lending and deposit services. Additional information about the Company and the Bank is available at www.lakeshoresavings.com.

THE COMPANY IS COMMITTED TO MAINTAINING AN EFFICIENT EXPENSE PROFILE, DRIVING COMMERCIAL LOAN PORTFOLIO GROWTH, IDENTIFYING AND MANAGING INSTITUTIONAL RISK, AND ACHIEVING PRUDENT GROWTH WHICH BUILDS LONG-TERM SUSTAINABLE VALUE FOR INVESTORS.

Investment Rationale

- Solid and stable asset quality metrics compared to industry and peer averages
- Capital ratios in excess of regulatory definition for well-capitalized
- Operational focus on managing interest rate risk
- Solid community banking core business
- Retail growth efforts focused on Buffalo Metro area and increasing market share
- Investment in enhanced digital capabilities to meet customer's technology needs

Asset Quality

LSBK at or for December 31, 2014
ASIN[1] at or for September 30, 2014

Asset Quality Metrics	LSBK	ASIN[1]	ASIN[1] Assets $300M to $500M
Non-performing loans as a percent of total net loans	1.66%	2.12%	1.72%
Non-performing assets as a percent of total assets	1.05%	1.54%	1.57%
Allowance for loan losses as a percent of total net loans	0.67%	1.43%	1.25%
Allowance for loan losses as a percent of non-performing loans	40.64%	67.25%	72.89%
Earnings coverage of net loan charge-offs	27.70	6.08	8.04

[1]ASIN = All Savings Institutions - National Source = FDIC

Core Deposit Growth

(in millions)


$375.8
$379.8
$378.5
$388.2
$386.9
$400
$300
$200
$100
0
2010
2011
2012
2013
2014
Time Deposits
Core Deposits

SINCE 2009, WE HAVE GROWN CORE DEPOSITS BY NEARLY 60% TO $204.8 MILLION.

Investment Profile

Data at 12/31/14, or most recent available

Market Cap*	$81.2
Price / Earnings (LTM)	22.25
Price / Book Value	1.13
Closing Price*	$13.56
52-week High* (12/8/14)	$14.00
52-Week Low* (8/1/14)	$11.95
Annual Dividend	$0.28
Indicated Dividend Yield	2.06%
Dividend Payout Ratio (LTM)	50.91%
Shares Outstanding	5.9 M
Float	2.1 M
Avg. Trading Volume (3 mo.)	2,912
Shares Held by Institutions	0.8 M
% Held by Institutions	12.9%
Shares Held by Insiders	0.3 M
% Held by Insiders	4.8%
Shares Held by Mutual Holding Company	3.6 M
% Held by Mutual Holding Company	60.7%

* at December 31, 2014
includes 3.6 million mutual holding company shares

Book Value Per Share

(at 12/31/14)


0
2
4
6
8
10
12
2010
2011
2012
2013
2014
$9.27
$10.77
$11.32
$11.03
$11.96

BUILDING SUSTAINABLE SHAREHOLDER VALUE IS OUR PRIORITY.

Lake Shore Bancorp, Inc.

Selected Financial Data (unaudited)

Selected Financial Condition Data:	As of December 31,		
(Dollars in thousands)	2014	2013	2012
Total assets	$487,471	$482,167	$482,387
Loans, net	284,853	277,345	272,933
Securities available for sale	138,202	157,964	159,368
Total deposits	386,939	388,235	378,543
Short-term borrowings	0	11,650	11,200
Long-term debt	18,950	7,850	14,400
Total stockholders' equity	71,630	65,271	66,985
Allowance for loan losses	1,921	1,813	1,806
Non-performing loans	4,729	4,606	2,420
Non-performing assets	5,130	5,187	3,000

Selected Operating Data (unaudited)	For the Year Ended December 31,		
(Dollars in thousands, except per share data)	2014	2013	2012
Interest income	$ 17,879	$ 18,614	$ 19,650
Interest expense	3,348	3,556	4,603
Provision for loan losses	222	105	656
Total non-interest income	2,235	2,092	2,030
Total non-interest expense	12,819	12,334	11,811
Net income	3,158	3,743	3,626
Basic earnings per common share	$0.55	$0.66	$0.64
Diluted earnings per common share	$0.55	$0.65	$0.64
Dividends declared per share	$0.28	$0.28	$0.25

Selected Financial Ratios and Other Data (unaudited)

Performance Ratios:	2014	2013	2012
Return on average assets	0.65%	0.77%	0.74%
Return on average equity	4.58%	5.64%	5.47%
Dividend payout ratio[1]	50.91%	43.08%	39.06%
Interest rate spread[2]	3.06%	3.19%	3.07%
Net interest margin[3]	3.21%	3.34%	3.26%
Efficiency ratio[4]	76.46%	71.92%	69.16%
Non-interest expense to average total assets	2.63	2.55%	2.40%
Avg interest-earning assets to avg interest-bearing liabilities	120.93%	119.39%	119.69%

Capital Ratios:	2014	2013	2012
Total risk-based capital to risk-weighted assets[5]	25.71%	25.08%	23.77%
Tier 1 risk-based capital to risk-weighted assets[5]	24.95%	24.36%	23.04%
Tangible capital to tangible assets[5]	13.16%	12.75%	12.14%
Tier 1 leverage (core) capital to adjustable tangible assets[5]	13.16%	12.75%	12.14%
Equity to total assets	14.69%	13.54%	13.89%

1 Represents dividends declared per share as a percent of diluted earnings per share.
2 Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.
3 Represents net interest income as a percent of average interest-earning assets for the year.
4 Represents non-interest expense divided by the sum of net interest income and non-interest income.
5 Represents the capital ratios of Lake Shore Savings Bank.


BUFFALO
DUNKIRK

• Branch Location
■ Corporate Headquarters



Shareholder Profile

Lake Shore MHC	60.7%
Institutions	12.9%
Individuals	21.6%
Officers & Directors	4.8%

Leadership Team

Gary W. Winger
Chairman of the Board

Daniel P. Reininga
President and Chief Executive Officer

Rachel A. Foley
Chief Financial Officer and Treasurer

Steven W. Schiavone
Controller

Safe Harbor Statement This fact sheet contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates and projections about the Company's and the Bank's industry, and management's beliefs and assumptions. Words such as anticipates, expects, intends, plans, believes, estimates and variations of such words and expressions are intended to identify forward-looking statements. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Therefore, actual results may differ materially from those expressed or forecast in such forward-looking statements. The Company and Bank undertake no obligation to update publicly any forward-looking statements, whether as a result of new information or otherwise.

Lake Shore Bancorp, Inc.
31 East Fourth Street
Dunkirk, New York 14048-2226

Investor Relations Contact
Rachel A. Foley
Chief Financial Officer/ Treasurer
(716) 366.4070 ext. 1220

Stock Transfer Agent
Computershare
PO Box 30170
College Station, Texas 77842-3170
(800) 368.5948
www.computershare.com